                                                                     EXHIBIT 5.1

                   Phillips Nizer Benjamin Krim & Ballon LLP
                               666 Fifth Avenue
                         New York, New York 10103-0084


                                              September 27, 2000


Star Gas Partners, L.P.
2187 Atlantic Street
Stamford, CT 06912-0011

          Re:  Registration Statement of Form S-8
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Dear Ladies and Gentlemen:

          We refer to the above-captioned registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, filed by Star Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), with the Securities and Exchange Commission, relating to 129,500 senior subordinated units (the "Units") of limited partner interests in the Partnership which are being registered for issuance to a certain officer and directors pursuant to separate incentive compensation agreements (the "Agreements").

          Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

          We have made such examination of law and have examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such records, agreements and other instruments, certificates and orders of public officials, certificates of the General Partner and representatives of the partnership, and other documents that we have deemed necessary to render the options hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original thereof of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based on the foregoing, we are of the opinion that:

          1. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

          2. The Units when and to the extent issued in accordance with the Partnership Agreement and the Agreements will be validly issued, fully paid and non-assessable.

Star Gas Partners, L.P.
Page -2-
September 27, 2000


          We are attorneys admitted to practice in the State of New York. Our opinion relates only to the laws of the State of New York, applicable federal law of the United States of America and the corporate and limited partnership laws of Delaware. We express no opinion on the law of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Brian Brodrick

                                   PHILLIPS NIZER BENJAMIN
                                      KRIM & BALLON LLP